SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.)

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MERCER FUNDS

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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mercer FUNDS

Mercer US Large Cap Growth Equity Fund

Mercer US Large Cap Value Equity Fund

Mercer US Small/Mid Cap Growth Equity Fund

Mercer US Small/Mid Cap Value Equity Fund

Mercer Non-US Core Equity Fund

Mercer Emerging Markets Equity Fund

Mercer Global Low Volatility Equity Fund

99 High Street

Boston, Massachusetts 02110

June 25, 2014

Dear Shareholder:

We are pleased to notify you of changes involving the Mercer US Large Cap Growth Equity Fund, Mercer US Large Cap Value Equity Fund, Mercer US Small/Mid Cap Growth Equity Fund, Mercer US Small/Mid Cap Value Equity Fund, Mercer Non-US Core Equity Fund, Mercer Emerging Markets Equity Fund and Mercer Global Low Volatility Equity Fund (the “Funds”), each a series of Mercer Funds (the “Trust”). Specifically, the Board of Trustees of the Trust (the “Board”) has approved the hiring of SSgA Funds Management, Inc. (“SSgA FM” or the “Subadvisor”) to serve as a subadvisor to the Funds. In conjunction with this appointment, the Board has approved a new subadvisory agreement between Mercer Investment Management, Inc., the Funds’ investment advisor (“Mercer” or the “Advisor”), on behalf of the Funds, and SSgA FM (the “SSgA FM Subadvisory Agreement”). As was previously communicated to you via supplements to the Trust’s prospectus, dated April 2, 2014 (with respect to Mercer US Large Cap Growth Equity Fund only) and April 4, 2014 (with respect to all other Funds), SSgA FM began managing its allocated portion of each Fund’s investment portfolio on such dates, as applicable.

I encourage you to read the attached Information Statement, which provides, among other information, details regarding SSgA FM and the SSgA FM Subadvisory Agreement and a discussion of the factors that the Board considered in approving the implementation of the SSgA FM Subadvisory Agreement.

Sincerely,

Richard L. Nuzum, CFA

Trustee, President, and Chief Executive Officer

Mercer Funds

MERCER FUNDS

Mercer US Large Cap Growth Equity Fund

Mercer US Large Cap Value Equity Fund

Mercer US Small/Mid Cap Growth Equity Fund

Mercer US Small/Mid Cap Value Equity Fund

Mercer Non-US Core Equity Fund

Mercer Emerging Markets Equity Fund

Mercer Global Low Volatility Equity Fund

99 High Street

Boston, Massachusetts 02110

Information Statement

This Information Statement (the “Statement”) is being furnished on behalf of the Board of Trustees (the “Board”) of Mercer Funds (the “Trust”) to inform shareholders of the Mercer US Large Cap Growth Equity Fund, Mercer US Large Cap Value Equity Fund, Mercer US Small/Mid Cap Growth Equity Fund, Mercer US Small/Mid Cap Value Equity Fund, Mercer Non-US Core Equity Fund, Mercer Emerging Markets Equity Fund and Mercer Global Low Volatility Equity Fund (each a “Fund” and collectively the “Funds”) about the recent hiring of a new subadvisor to the Funds, SSgA Funds Management, Inc. (“SSgA FM” or the “Subadvisor”). In connection with the hiring of SSgA FM, the Board approved a new subadvisory agreement between Mercer Investment Management, Inc., the Funds’ investment advisor (“Mercer” or the “Advisor”), on behalf of the Funds, and SSgA FM (the “SSgA FM Subadvisory Agreement”). SSgA FM began managing its allocated portion of each Fund’s investment portfolio on April 4, 2014 (April 2, 2014 with respect to Mercer US Large Cap Growth Equity Fund).

The hiring of SSgA FM was approved by the Board upon the recommendation of Mercer, without shareholder approval, as is permitted by the exemptive order of the U.S. Securities and Exchange Commission (the “SEC”), dated December 28, 2005 (the “Exemptive Order”), issued to the Trust and the Advisor.

This Statement is being mailed on or about June 27, 2014 to shareholders of record of the Funds as of May 31, 2014.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

INTRODUCTION

Mercer is the investment advisor to the series of the Trust, including the Funds. The Advisor uses a “manager of managers” approach in managing the assets of the Trust’s series. This approach permits Mercer to hire, terminate, or replace subadvisors that are unaffiliated with the Trust or the Advisor, and to modify material terms and conditions of subadvisory agreements relating to the management of the series. Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires the shareholders of a mutual fund to approve an agreement pursuant to which a person serves as the investment advisor (or as a subadvisor) to the mutual fund. The Trust and the Advisor have obtained the Exemptive Order, which permits the Trust and the Advisor, subject to certain conditions and approval by the Board, to hire and retain unaffiliated subadvisors and to modify subadvisory arrangements with unaffiliated subadvisors without shareholder approval. Under the Exemptive Order, the Advisor may act as a manager of managers for some or all of the series of the Trust, and the Advisor supervises the provision of portfolio management services to the series by various subadvisors.

The Exemptive Order allows the Advisor, among other things, to: (i) continue the employment of a current subadvisor after events that would otherwise cause an automatic termination of a subadvisory agreement with the subadvisor, and (ii) reallocate assets among current or new subadvisors. The Advisor has ultimate responsibility (subject to oversight by the Board) to supervise the subadvisors and recommend the hiring, termination, and replacement of the subadvisors to the Board.

Consistent with the terms of the Exemptive Order, the Board, including a majority of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Trust or of the Advisor (the “Independent Trustees”), at the Board meeting held on February 27, 2014 (the “Meeting”), (i) appointed SSgA FM to serve as a subadvisor to the Funds, and (ii) approved the SSgA FM Subadvisory Agreement between the Advisor, on behalf of the Funds, and SSgA FM. SSgA FM is independent of the Advisor and discharges its responsibilities subject to the oversight and supervision of the Advisor. SSgA FM is paid by the Advisor and not by the Fund. No increase in the advisory fees paid by the Funds to the Advisor resulted from the appointment of SSgA FM as a subadvisor to the Fund, or from the implementation of the SSgA FM Subadvisory Agreement.

The Trust and the Advisor have agreed to comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order. These conditions require, among other things, that within ninety (90) days of the hiring of a subadvisor, the affected series will notify the shareholders of the series of the changes. This Statement provides such notice of the changes and presents details regarding SSgA FM and the SSgA FM Subadvisory Agreement.

THE ADVISOR

The Advisor, a Delaware corporation located at 99 High Street, Boston, Massachusetts 02110, serves as the investment advisor to the Fund. The Advisor is an indirect, wholly owned subsidiary of Marsh & McLennan Companies, Inc., 1166 Avenue of the Americas, New York, New York 10036. The Advisor is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Advisor is an affiliate of Mercer Investment Consulting, Inc., an investment consultant with more than thirty years’ experience reviewing, rating, and recommending investment managers for institutional clients.

The Advisor provides investment advisory services to the Funds pursuant to the Investment Management Agreement, dated July 1, 2005, between the Trust and the Advisor (the “Management Agreement”). The Trust employs the Advisor generally to manage the investment and reinvestment of the assets of the Funds. In so doing, the Advisor may hire one or more subadvisors to carry out the investment program of the Funds (subject to the approval of the

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Board). The Advisor continuously reviews, supervises, and (where appropriate) administers the investment program of the Fund. The Advisor furnishes periodic reports to the Board regarding the investment program and performance of the Funds.

Pursuant to the Management Agreement, the Advisor has overall supervisory responsibility for the general management and investment of each Fund’s investment portfolio, and, subject to review and approval by the Board: (i) sets each Fund’s overall investment strategies; (ii) evaluates, selects, and recommends subadvisors to manage all or a portion of each Fund’s assets; (iii) when appropriate, allocates and reallocates each Fund’s assets among subadvisors; (iv) monitors and evaluates the performance of each Fund’s subadvisors; and (v) implements procedures to ensure that the subadvisors comply with each Fund’s investment objective, policies, and restrictions.

For these services, each Fund pays the Advisor a fee for managing the Fund’s investments that is calculated as a percentage of the Fund’s assets under management. The table below provides the total advisory fee payable by each Fund:

	Investment Advisory Fee
Funds	Assets up to $750 million	Assets in excess of $750 million
Mercer US Large Cap Growth Equity Fund	0.55%	0.53%
Mercer US Large Cap Value Equity Fund	0.53%	0.51%
Mercer US Small/Mid Cap Growth Equity Fund	0.90%	0.90%
Mercer US Small/Mid Cap Value Equity Fund	0.90%	0.90%
Mercer Non-US Core Equity Fund	0.75%	0.73%
Mercer Emerging Markets Equity Fund	0.80%	0.80%
Mercer Global Low Volatility Equity Fund	0.75%	0.75%

The Trust, with respect to each Fund, and the Advisor have entered into a written contractual fee waiver and expense reimbursement agreement pursuant to which the Advisor has agreed to waive a portion of its fees and/or to reimburse expenses of each Fund to the extent that such Fund’s expenses (not including brokerage fees and expenses, interest, and extraordinary expenses) exceed certain levels. After giving effect to the fee waiver and expense reimbursement agreement, the Advisor received the following investment advisory fees from each Fund for the fiscal year ended March 31, 2014:

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Funds	Gross Advisory Fees Earned by the Advisor	Net Advisory Fees Earned After Fee Waiver/Expense Recapture
Mercer US Large Cap Growth Equity Fund	$2,238,991	$2,004,257
Mercer US Large Cap Value Equity Fund	$2,174,473	$1,942,050
Mercer US Small/Mid Cap Growth Equity Fund	$3,690,903	$3,647,916
Mercer US Small/Mid Cap Value Equity Fund	$3,541,415	$3,452,545
Mercer Non-US Core Equity Fund	$14,111,420	$14,111,420
Mercer Emerging Markets Equity Fund	$4,987,747	$4,453,998
Mercer Global Low Volatility Equity Fund	$4,744,812	$4,820,812

The aggregate compensation paid by the Advisor to all subadvisors of the Funds during the last fiscal period ended March 31, 2014 was:

Funds	Aggregate Compensation Paid by the Advisor	As a Percentage of Average Net Assets
Mercer US Large Cap Growth Equity Fund	$1,600,445	0.39%
Mercer US Large Cap Value Equity Fund	$1,273,363	0.31%
Mercer US Small/Mid Cap Growth Equity Fund	$2,499,873	0.61%
Mercer US Small/Mid Cap Value Equity Fund	$2,419,559	0.62%
Mercer Non-US Core Equity Fund	$7,104,287	0.37%
Mercer Emerging Markets Equity Fund	$3,460,405	0.55%
Mercer Global Low Volatility Equity Fund	$3,052,522	0.48%

Several officers of the Trust are also officers and/or employees of the Advisor. These individuals and their respective positions are: Richard L. Nuzum serves as President, Chief Executive Officer, and Trustee of the Trust and as President and North America Business Leader of Mercer’s Investment Management Business; Thomas Murphy serves as Vice President of the Trust and as President of the Advisor; Richard S. Joseph serves as Vice President, Treasurer, and Chief Financial Officer of the Trust and as Chief Operating Officer of the Advisor; Scott M. Zoltowski serves as Vice President, Chief Legal Officer, and Secretary of the Trust and as Chief Counsel-Investments of the Advisor; Colin Dean serves as Vice President and Assistant Secretary of the Funds and as Legal Counsel-Investments of the Advisor; Stan Mavromates serves as Vice President and Chief Investment Officer of the Trust and as Vice President and Chief Investment Officer of the Advisor; Manny Weiss serves as Vice President of the Trust and as Portfolio Manger and Principal of the Advisor; Larry Vasquez serves as Vice President of the Trust and as Vice President and Portfolio Manager of the Advisor; and Mark Gilbert serves as Vice President and Chief Compliance Officer of the Trust and as Chief Compliance Officer of the Advisor. The address of each executive officer of the Trust, except for Mr. Nuzum, is 99

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High Street, Boston, Massachusetts 02110. Mr. Nuzum’s address is 1166 Avenue of the Americas, New York, New York 10036.

SSGA FM FUNDS MANAGEMENT. INC.

SSgA Funds Management, Inc. is located at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111. SSgA FM is wholly-owned by State Street Corporation (“State Street”), a publicly held bank holding company. SSgA FM and other advisory affiliates of State Street make up State Street Global Advisors, the investment management arm of State Street. SSgA FM is registered as an investment adviser with the SEC under the Advisers Act. The SSgA FM Subadvisory Agreement is dated April 2, 2014.

SSgA FM was approved by the Board to serve as a subadvisor to the Funds at the Meeting. SSgA FM is not affiliated with the Advisor, and SSgA FM discharges its responsibilities subject to the oversight and supervision of the Advisor. As indicated above, SSgA FM is paid by the Advisor and not by the Funds. No increase in the advisory fees paid by the Funds to the Advisor resulted from the appointment of SSgA FM as a subadvisor to the Funds, or from the implementation of the SSgA FM Subadvisory Agreement. The fees paid by the Advisor to SSgA FM depend upon the fee rates negotiated by the Advisor. In accordance with procedures adopted by the Board, a subadvisor to a Fund may effect portfolio transactions through an affiliated broker-dealer and the affiliated broker-dealer may receive brokerage commissions in connection therewith as permitted by applicable laws.

SSgA FM does not serve as an investment advisor or subadvisor to any other registered investment companies that have investment objectives similar to the Funds’ investment objectives.

The names and principal occupations of the principal executive officers and directors of SSgA FM are listed below. The address of each principal executive officer and director, as it relates to the person’s positions with SSgA FM, is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

Name	Principal Occupation
James E. Ross	Chairman and Director
Ellen M. Needham	President and Director
Alyssa A. Albertelli	Chief Compliance Officer
Kristi L. Mitchem	CTA – Chief Marketing Officer
Phillip S. Gillespie	Chief Legal Officer
Keith C. Crawford	Treasurer
Barry F. X. Smith	Director
Ann M. Carpenter	Chief Operating Officer

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THE SSGA FM SUBADVISORY AGREEMENT

The SSgA FM Subadvisory Agreement was approved by the Board at the Meeting which was called, among other reasons, for the purpose of considering and approving the SSgA FM Subadvisory Agreement for an initial term of two years. Thereafter, continuance of the SSgA FM Subadvisory Agreement will require the annual approval of the Board, including a majority of the Independent Trustees. The SSgA FM Subadvisory Agreement provides that it will terminate automatically in the event of its assignment, except as provided otherwise by any rule, exemptive order issued by the SEC, or no-action letter provided or pursuant to the 1940 Act, or upon the termination of the Management Agreement.

The terms of the SSgA FM Subadvisory Agreement, other than the rate of compensation paid by the Advisor to SSgA FM, are substantially similar to the terms contained in the subadvisory agreements in effect between the Advisor and each of the Funds’ other current subadvisors.

The SSgA FM Subadvisory Agreement provides that SSgA FM, among other duties, will make all investment decisions for SSgA FM’s allocated portion of a Fund’s investment portfolio. SSgA FM, subject to the supervision of the Board and the Advisor, will conduct an ongoing program of investment, evaluation, and, if appropriate, sale and reinvestment of the Subadvisor’s allocated portion of a Fund’s assets.

The SSgA FM Subadvisory Agreement provides for SSgA FM to be compensated based on the average daily net assets of the applicable Fund allocated to SSgA FM. SSgA FM is compensated from the fees that the Advisor receives from each Fund. SSgA FM generally will pay all expenses it incurs in connection with its activities under the SSgA FM Subadvisory Agreement, other than the costs of a Fund’s portfolio securities and other investments.

The SSgA FM Subadvisory Agreement may be terminated at any time, without the payment of any penalty, by: (i) the vote of a majority of the Board, the vote of a majority of the outstanding voting securities of a Fund (as defined in the 1940 Act), or the Advisor, or (ii) SSgA FM, on not less than sixty (60) days’ written notice to the Advisor and the Trust.

BOARD OF TRUSTEES’ CONSIDERATIONS

At the Meeting, Mercer recommended the appointment of SSgA FM to serve as a subadvisor to the Funds. The Advisor’s recommendation of SSgA FM was based upon, among other factors: (i) the Advisor’s views regarding SSgA FM’s record as an effective cash equitization manager and (ii) the Advisor’s high degree of conviction in SSgA FM’s portfolio management team.

At the Meeting, the Board, including the Independent Trustees, considered and approved the SSgA FM Subadvisory Agreement. In considering the approval of the SSgA FM Subadvisory Agreement, the Board considered the information and materials from the Advisor, SSgA FM and counsel, that included, as to SSgA FM and the Funds: (i) the SSgA FM Subadvisory Agreement; (ii) information regarding the process by which the Advisor had reviewed, selected, and recommended SSgA FM for the Board’s approval, and the Advisor’s rationale for recommending that SSgA FM be appointed as a subadvisor to the Funds, and how SSgA FM would supplement the Fund’s other current subadvisors; (iii) the nature, extent, and quality of the

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services that SSgA FM proposed to provide to the Funds; (iv) the investment management business, portfolio management personnel, operations, prior investment experience, and reputation of SSgA FM; (v) SSgA FM’s brokerage and trading policies and practices; (vi) the level of subadvisory fees to be charged by SSgA FM for its services to the Funds, and a comparison of those fees to other accounts that SSgA FM manages; (vii) a summary of SSgA FM’s compliance program; (viii) information regarding SSgA FM’s historical performance returns managing the investment mandate that it intended to use with respect to each of the Fund’s, and a comparison of such performance to a relevant index; and (ix) the financial condition of SSgA FM.

In addition, the Board considered presentations made by, and discussions held with, representatives of the Advisor. The Board considered and analyzed factors that the Board deemed relevant with respect to SSgA FM, including: the nature, extent, and quality of the services to be provided to the Funds by SSgA FM; SSgA FM’s management style and investment decision-making process; SSgA FM’s historical performance record managing investment products similar to the investment mandate that it intended to use with respect to each of the Funds; the qualifications and experience of the members of SSgA FM’s portfolio management team; and SSgA FM’s staffing levels and overall resources. The Independent Trustees also took into consideration the nature and extent of the oversight duties performed by the Advisor in connection with each of the subadvisors, which includes extensive management and compliance due diligence with respect to the management and operations of each of the subadvisors. Additionally, the Independent Trustees received assistance and advice regarding legal and industry standards and reviewed materials supplied by their independent legal counsel.

In particular, and as to SSgA FM, the Board, including the Independent Trustees, considered the following factors:

(a)	The nature, extent, and quality of the services to be provided by SSgA FM. The Board reviewed the nature, extent, and quality of the services to be provided by SSgA FM to the Funds. The Board discussed the specific investment management process that SSgA FM indicated that it will employ to manage its allocated portion of each Fund’s investment portfolio (which was described in detail in the materials provided by SSgA FM), the qualifications of SSgA FM’s portfolio managers and investment management personnel with regard to implementing the investment mandate relating to the allocated portion of each Fund’s investment portfolio that SSgA FM would be managing, and the performance record of SSgA as compared to a relevant benchmark. The Board considered SSgA FM’s infrastructure and resources, and whether SSgA FM’s organization appeared to support SSgA FM’s strategy adequately. The Board also discussed the Advisor’s review, selection, and due diligence process with respect to SSgA FM, and the Advisor’s favorable assessment as to the nature, extent, and quality of the subadvisory services expected to be provided to each Fund by SSgA FM.

Based on their consideration and review of the foregoing information, the Board concluded that the nature, extent and quality of the subadvisory services anticipated to be provided by SSgA FM, as well as SSgA FM’s ability to render such services based on SSgA FM’s experience, operations and resources, were appropriate for each Fund, in light of the such Fund’s investment

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objective, and the mandate relating to the allocated portion of the Fund’s investment portfolio that SSgA FM would manage.

(b) Comparison of the services to be rendered and fees to be paid to SSgA FM under other advisory and subadvisory contracts, such as those with other clients. The Board discussed the services that would be rendered by SSgA FM and evaluated the compensation to be paid to SSgA FM by the Advisor for those services. The Board noted that the services that SSgA FM would furnish to each Fund appeared to be comparable to the services that SSgA FM currently provides to its other advisory and subadvisory clients having similar investment strategies. The Trustees also considered comparisons of the fees that will be paid to SSgA FM by the Advisor in light of the fees that were charged by SSgA FM to its other advisory clients, as disclosed in SSgA FM’s Form ADV, Part 2A (Firm Brochure) and in its 15(c) Questionnaire responses, including commingled and separate accounts. The Board also considered that the fees agreed to by SSgA FM were the result of an arm’s length bargain negotiated by unaffiliated parties.

The Board considered the review, selection, and due diligence process employed by the Advisor, in determining to recommend SSgA FM to serve as a subadvisor to Fund, and the Advisor’s reasons for concluding that the subadvisory fees to be paid by the Advisor to SSgA FM for its services to each Fund were reasonable. The Board emphasized in their discussions that the subadvisory fees of SSgA FM would be paid by the Advisor, and were not additional fees to be borne by each Funds or its shareholders. Based on their discussion, the Board concluded that, in light of the nature, quality, and extent of the services to be provided, the proposed fees to be paid to SSgA FM with respect to the assets of each Fund to be allocated to SSgA FM appeared to be reasonable in relation to the services that were expected to be provided by SSgA FM to the each Cash Equitization Fund. The Board also considered the potential “fallout” or ancillary benefits that may accrue to SSgA FM from its relationship with the Funds and concluded that they were reasonable.

Since the fees to be paid to SSgA FM were the result of arm’s-length bargaining between unaffiliated parties, and given the Advisor’s economic incentive to negotiate a reasonable fee, the potential profitability of SSgA FM was not considered relevant to the Board’s deliberations. The Board took note of the Advisor’s explanation that the recommended appointment of SSgA FM was not affected by the impact that the appointment would have on the Advisor revenues and profitability, and recalled that the Advisor had demonstrated that the appointment of SSgA FM may allow the Advisor to reach profitability more quickly when managing each Cash Equitization Fund as a result of the level of the subadvisory fee. On the basis of these considerations, the Board concluded that, in light of the nature, extent and quality of the services expected to be provided by SSgA FM and the proposed fees to be paid to SSgA FM by the Advisor for managing its allocated portion of the Cash Equitization Funds, the potential benefits accruing to SSgA FM as a result of serving as a subadvisor to each Fund were reasonable in relation to the services that were expected to be provided by SSgA to each Cash Equitization Fund.

(c) Investment performance of the Funds and SSgA FM. Because SSgA FM was a newly proposed subadvisor to the Funds, the Board, at the Meeting, could not consider SSgA FM’s investment performance in managing each Fund as a factor in evaluating the SSgA FM Subadvisory Agreement. However, the Board reviewed SSgA FM’s historical

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investment performance record in managing or subadvising other investment companies and accounts that were comparable to the investment mandate that it intended to use with respect to each of the Funds. The Board also compared the historical investment performance of SSgA FM to relevant benchmarks and concluded that SSgA FM’s historical performance record, viewed together with the other factors considered by the Board, supported a decision to approve the SSgA FM Subadvisory Agreement.

Conclusion. Following consideration of the foregoing factors, it was reported that no single factor was determinative to the decisions of the Trustees. Based on these factors, along with the determination of the Advisor at the conclusion of its review, selection, and due diligence process to recommend SSgA FM to serve as a new subadvisor to each Fund, and such other matters as were deemed relevant, the Trustees concluded that the proposed fee rate for SSgA FM was reasonable in relation to the services that would be provided to the Funds. As a result, the Board, including all of the Independent Trustees, concluded that the approval of the SSgA FM Subadvisory Agreement was in the best interests of each Fund and its shareholders and approved the SSgA FM Subadvisory Agreement.

GENERAL INFORMATION

Administrative and Accounting Services

State Street Bank and Trust Company (the “Administrator”), located at 200 Clarendon Street, Boston, Massachusetts 02116, serves as the administrator of the Funds. The Administrator performs various services for the Funds, including fund accounting, daily and ongoing maintenance of certain Fund records, calculation of each Fund’s net asset value, and preparation of shareholder reports.

The Advisor provides certain internal administrative services to the Class S, Class Y-1, and Class Y-2 shares of the Fund, for which the Advisor is entitled to receive a fee of 0.15%, 0.10%, and 0.05% of the average daily net assets of the Class S, Class Y-1, and Class Y-2 shares, respectively. For the fiscal year ended March 31, 2014, the Funds did not pay any fees to the Advisor for internal administrative services.

Principal Underwriting Arrangements

MGI Funds Distributors, LLC (the “Distributor”), located at 899 Cassatt Road, Berwyn, PA 19312, is a Delaware limited liability company that is a subsidiary of Foreside Distributors, LLC. The Distributor acts as the principal underwriter of each class of shares of each Fund under an Underwriting Agreement with the Funds. The Underwriting Agreement requires the Distributor to use its best efforts, consistent with its other businesses, to sell shares of the Funds.

Payments to Affiliated Brokers

For the fiscal year ended March 31, 2014, the Funds did not pay any commissions to affiliated brokers.

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Record of Beneficial Ownership

Each Fund’s total shares outstanding and principal holders thereof, as of March 31, 2014, are listed in the table below.

Funds	Total Shares Outstanding	Principal Holders of Securities/ Number of Shares Held	Percentage of the Fund’s Total Shares Outstanding
Mercer US Large Cap Growth Equity Fund	27,259,949.831	Mercer Collective Trust: Mercer US Large Cap Growth Equity Portfolio/20,238,340.494	74.24203%
Mercer US Large Cap Value Equity Fund	29,274,767.481	Mercer Collective Trust: Mercer US Large Cap Value Equity Portfolio/21,651,295.005	73.95890%
Mercer US Small/Mid Cap Growth Equity Fund	31,932,265.445	Mercer Collective Trust: Mercer US Small Mid Cap Growth Equity Portfolio/25,113,499.991	78.64616%
Mercer US Small/Mid Cap Value Equity Fund	35,398,053.496	Mercer Collective Trust: Mercer US Small Mid Cap Value Equity Portfolio/28,918,106.818	81.69406%
Mercer Non-US Core Equity Fund	157,869,070.574	Mercer Collective Trust: Mercer Non-US Core Equity Portfolio/138,461,545.800	87.70657%
Mercer Emerging Markets Equity Fund	86,340,075.812	Mercer Collective Trust: Mercer Emerging Markets Equity Portfolio/66,750,642.981	77.31131%
Mercer Global Low Volatility Equity Fund	60,539,379.377	Mercer Collective Trust: Mercer Global Low Volatility Equity Portfolio/51,947,291.943	85.80744%

SHAREHOLDER REPORTS

Additional information about each Fund’s investments is available in the Funds’ annual and semi-annual reports to shareholders. In the Funds’ annual report, you will find a discussion of the market conditions and investment strategies that significantly affected each Fund’s performance during its last fiscal year. A copy of the Funds’ most recent annual report to shareholders and the most recent semi-annual report succeeding the annual report to shareholders (when available) may be obtained, without charge, by calling your plan administrator or recordkeeper or financial advisor, or by calling the Trust toll-free at 1-888-887-0619.

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